Exhibit 99.1

Redwood Trust Announces the Appointment of Doneene Damon to its Board of Directors

MILL VALLEY, Calif., November 2, 2023 -- Redwood Trust, Inc. (NYSE: RWT; “Redwood”, or the “Company”), a leader in expanding access to housing for homebuyers and renters, today announced that Doneene K. Damon has been appointed to its Board of Directors. Ms. Damon joined the Board effective November 2, 2023.

“We are pleased to welcome Doneene to the Board as an independent director. Doneene brings more than three decades of experience as a trusted advisor to corporate clients, an extensive background in both traditional and innovative structured finance and capital markets transactions, and significant leadership experience across a variety of private sector and non-profit organizations,” said Greg H. Kubicek, Chair of Redwood’s Board of Directors. “We look forward to her contributions and welcome her voice and perspectives as we continue to pursue refreshment as part of our succession planning initiatives at the Board level."

Ms. Damon is a practicing attorney as a Director of Richards, Layton & Finger, P.A., a multi-disciplinary law firm based in Wilmington, Delaware, which she joined in 1992. Ms. Damon served as the President of Richards, Layton & Finger from 2019 to 2022, and currently serves as Chair of the firm’s Corporate Trust and Agency Services Group and as Chief Diversity Director. Ms. Damon also currently serves on the Board of Directors of Brown Advisory Delaware Trust Company and as a board member of the Structured Finance Association, the Forum of Executive Women, and the Delaware Business Roundtable. Ms. Damon’s commitment to public service and nonprofit organizations includes current or past service as a member of Delaware’s Judicial Nominating Commission, the Delaware Prosperity Partnership, and the Delaware Bench and Bar Diversity Project. Ms. Damon previously served as the Chair of the Board of Directors of Christiana Care Health System, Inc. and Health Services, Inc., and she currently serves on the Board of Directors of St. Joseph’s University and is a member of the Board of Visitors of Temple University’s Beasley School of Law and a member of the Board of Visitors of St. Joseph’s HAUB School of Business. Ms. Damon holds a B.S. in Accounting from St. Joseph’s University in Philadelphia and a J.D. from Temple University’s School of Law.

Ms. Damon is expected to stand for re-election to the Board at the Company’s next Annual Meeting of Stockholders in May 2024. Ms. Damon has been appointed to serve on the Board’s Compensation Committee and Governance and Nominating Committee.

About Redwood Trust

Redwood Trust, Inc. (NYSE: RWT) is a specialty finance company focused on several distinct areas of housing credit. Our operating platforms occupy a unique position in the housing finance value chain, providing liquidity to growing segments of the U.S. housing market not well served by government programs. We deliver customized housing credit investments to a diverse mix of investors, through our best-in-class securitization platforms; whole-loan distribution activities; and our publicly traded shares. Our aggregation, origination and investment activities have evolved to incorporate a diverse mix of residential, business purpose and multifamily assets. Our goal is to provide attractive returns to shareholders through a stable and growing stream of earnings and dividends, capital appreciation, and a commitment to technological innovation that facilitates risk-minded scale. We operate our business in three segments: Residential Mortgage Banking, Business Purpose Mortgage Banking and Investment Portfolio. Additionally, through RWT Horizons®, our venture investing initiative, we invest in early-stage companies strategically aligned with our business across the lending, real estate, and financial technology sectors to drive innovations across our residential and business-purpose lending platforms. Since going public in 1994, we have managed our business through several cycles, built a track record of innovation, and established a best-in-class reputation for service and a common-sense approach to credit investing. Redwood Trust is internally managed and structured as a real estate investment trust ("REIT") for tax purposes. For more information about Redwood, please visit our website at www.redwoodtrust.com or connect with us on LinkedIn.

Contact

Kaitlyn Mauritz

SVP, Head of Investor Relations

Phone: 866-269-4976

Email: investorrelations@redwoodtrust.com